Exhibit 10.81

                        TERMINATION AND RELEASE AGREEMENT

      This Termination and Release Agreement (this "Agreement") is made and entered into as of November 9, 2004 (the "Effective Date") by and between The Prime Group, Inc, an Illinois corporation ("PGI") and Prime Group Partners, LLC, an Illinois limited liability company (together with PGI, "Indemnitor") and Prime Group Realty, L.P., a Delaware limited partnership, in its individual capacity and as general partner of the limited partnerships which own the Properties (as defined in the Indemnification Agreement (as defined below)) (Prime Group Realty, L.P. and each such partnership, collectively, "Indemnitee" and, together with Indemnitor, the "Parties" or individually a "Party") with respect to the Environmental Remediation and Indemnification Agreement made and entered into as of the 17th day of November, 1997, by and between Indemnitor and Indemnitee, as amended (the "Indemnification Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnification Agreement.

                              W I T N E S S E T H :

            WHEREAS, the Parties desire to terminate the Indemnification Agreement, terminate any and all obligations or liabilities of the Parties which would otherwise survive the termination of the Indemnification Agreement pursuant to its terms and release and covenant not to sue each other with respect to any and all of their respective rights and claims whatsoever with respect to the Indemnification Agreement, upon the terms and conditions set forth in this Agreement; and

            WHEREAS, this Agreement is executed and delivered pursuant to the terms of the Merger Agreement (as defined in Section 4(a) hereof).

            NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and
agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Termination and Indemnity. As of the Effective Date, the Parties agree to terminate the Indemnification Agreement and forever extinguish any and all obligations of the Parties which would otherwise survive the termination of the Indemnification Agreement pursuant to its terms; provided, however, Indemnitor shall have the right to continue to pursue the Litigation and shall be entitled to any and all Litigation Awards, and Indemnitee shall reasonably cooperate with Indemnitor's pursuit of the Litigation and, if applicable, the collection of any Litigation Awards. Notwithstanding the foregoing, Indemnitor shall not have the right to take or omit to take any action in the Litigation, or settle or compromise the Litigation, in a manner which would create any liability or could reasonably be expected to result in liability for Indemnitee and/or any of its affiliates, without Indemnitee's prior written consent. Indemnitee shall have the right to discuss the Litigation on a regular basis with the attorneys handling the Litigation on behalf of Indemnitor and Indemnitee and be copied on all court filings and drafts of court filings, it being acknowledged that affiliates of Indemnitee are parties to the Litigation and are also being represented by Indemnitor's attorneys in the Litigation. Indemnitor hereby indemnifies Indemnitee and holds Indemnitee harmless for all costs and expenses relating to the Indemnitor's pursuit of the Litigation and Indemnitee's cooperation therewith, including, without limitation, all court costs, legal fees and expenses and costs relating to claims of the other parties to the Litigation. Indemnitee shall have the right, at its sole option, to assign the claims relating to the Litigation to Indemnitor pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to Indemnitee and Indemnitor.

2. Mutual Release. Subject to the provisions of Section 4 hereof, upon the full execution of this Agreement, the Parties hereby mutually release and discharge from and covenant not-to-sue each other (including for purposes of this Agreement, each Party's current and former officers, trustees, directors, members, managers, shareholders, employees, representatives, affiliates and agents) with respect to any and all claims or rights such Party may have now or in the future as against the other Party pursuant to the Indemnification Agreement or otherwise in relation to any claims, losses, damages, costs or expenses whatsoever, including, without limitation, Costs and any obligations with respect to Known Contamination, Remedial Work, the NFR Letter and any Covenant Not to Sue (collectively "Claims"), as well as all other potential past, present or future Claims, known or unknown, anticipated or unanticipated, that relate to the Indemnification Agreement. This release, discharge and covenant not-to-sue operates regardless of whether a Claim is discovered or impacts a Party before or after the Effective Date.

3. Scope of Agreement.

     (a) Nothing in this Agreement shall (i) release the Parties from performing the terms, conditions, covenants, agreements and promises of this Agreement or the Agreement and Plan of Merger, dated as of October 27, 2004 (the "Merger Agreement"), by and among Indemnitee, Prime/Mansur Investment Partners, LLC, Cumberland Blues, LLC, Cumberland Blues Merger Sub, LLC and Prime Group Realty Trust or (ii) be deemed to be a release of Indemnitee by any of Indemnitor's current and former officers, directors, members, managers, shareholders, employees, representatives, affiliates and agents, in each case in their similar capacity with Indemnitee, if any, of Indemnitee's indemnity or other obligations owing to such persons pursuant to Indemnitee's organizational documents or other agreements between any of the foregoing and Indemnitee, if any. In addition, Indemnitee agrees to enforce the obligations of CenterPoint Properties Trust and its affiliates to remediate the Properties pursuant to that certain Environmental Escrow Agreement, dated October 8, 2004, by and among Indemnitee, CenterPoint Properties Trust ("CenterPoint") and Chicago Title and Trust Company.

     (b) The Parties acknowledge that, subsequent to the execution of this Agreement, one or more of them may discover, incur or suffer Claims that were unknown or unanticipated at the time that this Agreement was executed and are related to events, conduct, circumstances, acts or omissions on or prior to the Effective Date, including without limitation unknown or unanticipated Claims that arose from, were based upon or were related to the Indemnification Agreement or some part or aspect thereof. THE PARTIES EXPRESSLY ASSUME THE RISK OF SUCH UNKNOWN AND UNANTICIPATED CLAIMS AND AGREE THAT THIS AGREEMENT APPLIES WITHOUT LIMITATION TO ALL SUCH UNKNOWN AND UNANTICIPATED CLAIMS, REGARDLESS OF WHETHER (IF KNOWN OR ANTICIPATED) THOSE CLAIMS MIGHT HAVE AFFECTED THEIR DECISION TO EXECUTE THIS AGREEMENT AND REGARDLESS OF WHETHER THOSE CLAIMS ARE DISCOVERED OR INCURRED BEFORE OR AFTER THE EFFECTIVE DATE.

     (c) It is the intention of the Parties in executing this Agreement that this Agreement and its terms shall be effective as a full and final accord and satisfaction and release from any and all matters released hereunder, to the extent described herein.

4. Authority. Each Party to this Agreement hereby warrants, covenants and represents that the individual signing this Agreement for the Party has full authority to execute this Agreement and that, when executed, this Agreement shall be valid, binding, and legally enforceable against the Party. In executing this Agreement, the Parties acknowledge that they have had the opportunity to consult with and be advised by an attorney of their choosing, that they have read and are satisfied with the terms incorporated herein, which represent a full and fair release of Indemnitor, and that they have executed this Agreement after independent investigation and without fraud, duress or undue influence.

5. Ownership of Claims. The Parties represent and warrant that they own exclusively the respective Claims that are the subject of this Agreement, that they have the exclusive right to release such Claims and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any Claims covered hereby.

6. Entire Agreement. The Parties agree that this Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, between the Parties with respect to the subject matter hereof and may not be modified, altered or changed without the reduction to a writing, signed by the Parties, of any such alteration, modification or change. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective representatives, successors and assigns. This Agreement is intended to benefit only the Parties and their current and former officers, directors, employees, representatives and agents and shall not create any rights, claims, actions or interests, whether intentionally or otherwise, in any other third-parties. Each of the Parties has had the opportunity to be fully and competently represented by counsel of their own choosing in the negotiation and drafting of this Agreement. Accordingly, the Parties agree that any rule of construction of contracts resolving any ambiguities against the drafting party shall be inapplicable to this Agreement.

7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the validity of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

9. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.


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     IN WITNESS WHEREOF,  the Parties have executed this Agreement as of the day and year first above written.


                              THE PRIME GROUP, INC.


                              By:/s/ Michael W. Reschke
                                 -----------------------
                              Name: Michael W. Reschke
                              Title: President

                              PRIME GROUP PARTNERS, LLC


                              By: /s/ Michael W. Rescke
                                  ---------------------
                              Name:  Michael W. Reschke
                              Title: President



                              PRIME GROUP rEALTY, L.P.

                              By:   PRIME GROUP REALTY TRUST,
                                    a Maryland real estate investment trust,
                                    its Managing General Partner


                              By:/s/ Jeffrey A. Patterson
                                 ------------------------
                              Name:  Jeffrey A. Patterson
                              Title: President and CEO